Execution Copy AVAYA Guaranty and Indemnity Agreement (#284400FRA) AVAYA DEUTSCHLAND GMBH AVAYA GMBH & CO. KG AVAYA VERWALTUNGS GMBH AVAYA GERMANY GMBH TENOVIS TELECOM FRANKFURT GMBH & CO. KG as Guarantors CITIBANK, N.A. as Administrative Agent German Guarantee and Indemnity (Garantie und Ausfallhaftung) Skadden, Arps, Slate, Meagher & Flom LLP An der Welle 3 60322 Frankfurt am Main Germany Exhibit 10.13

1 AVAYA Guaranty and Indemnity Agreement (#284400FRA) This GUARANTY AND INDEMNITY AGREEMENT (the "Guaranty") is dated as of 4 June 2015 and entered into BETWEEN: (1) AVAYA GMBH & CO. KG, a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) organized under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss- Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRA 29419 ("Guarantor 1"); (2) AVAYA DEUTSCHLAND GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 100757 ("Guarantor 2"); (3) AVAYA VERWALTUNGS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 76816 ("Guarantor 3"); (4) AVAYA GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 47534 ("Guarantor 4"); (5) TENOVIS TELECOM FRANKFURT GMBH & CO KG, a limited partnership (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss- Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRA 29494 ("Guarantor 5"; Guarantor 1 to Guarantor 5 are collectively referred to as the "Guarantors"); and (6) Citibank, N.A., in its capacity as administrative agent under the Credit Agreement (as defined below), (the "Administrative Agent"). The Guarantors and the Administrative Agent are hereinafter collectively referred to as the "Parties" and each also as a "Party". WHEREAS: (A) Reference is made to that certain credit agreement, dated as of 4 June 2015,

2 AVAYA Guaranty and Indemnity Agreement (#284400FRA) among Avaya Canada Corp., an unlimited liability company organized under the laws of the province of Nova Scotia, Avaya UK, a company incorporated under the laws of England and Wales, Avaya International Sales Limited, a limited liability company incorporated under the laws of Ireland, Guarantor 1 and Guarantor 2 as borrowers (collectively, the "Borrowers"), the other loan parties from time to time party thereto, the lenders from time to time party thereto, the Administrative Agent, and each other party thereto (as amended, restated, supplemented, confirmed or otherwise modified from time to time the "Credit Agreement"). (B) Each Guarantor has agreed to provide for a guaranty in favour of the Administrative Agent and the other Secured Parties (as defined below). (C) This Guaranty is to be administered by the Administrative Agent for and on behalf of the Secured Parties (as defined below) pursuant to the Credit Agreement. NOW THEREFORE, the Parties agree as follows: 1. DEFINITIONS AND RULES OF CONSTRUCTION 1.1 Definitions In this Guaranty: "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, USA, or Frankfurt am Main are authorized or required by law to close. "Parallel Obligations" means the independent obligations of any Loan Party arising pursuant to Section 10.30 of the Credit Agreement or under any other abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis) in favour of the Administrative Agent granted in relation to the Loan Documents. "Secured Obligations" has the meaning as ascribed to the term "Obligations" in the Credit Agreement, including, the Parallel Obligations. The Secured Obligations shall include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt). "Secured Parties" means the "Secured Parties" as defined in the Credit Agreement. 1.2 Construction (a) In this Guaranty the word(s): (i) "include", "includes", "including" and "in particular" shall be construed as illustrative only and not as limiting the generality of any preceding words; (ii) "hereby", "herein", "hereof", "hereunder" and "herewith", and words of similar import, shall be construed to refer to this

3 AVAYA Guaranty and Indemnity Agreement (#284400FRA) Guaranty in its entirety and not to any particular provision hereof; (iii) "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (iv) "promptly" means without undue delay (ohne schuldhaftes Zögern); and (v) "will" shall be construed to have the same meaning and effect as the word "shall". (b) Unless a contrary indication appears, words importing the plural shall include the singular and vice versa. (c) Capitalised terms used but not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. 1.3 Other references (a) Unless a contrary indication appears, in this Guaranty : (i) any definition of, or reference to, any agreement, instrument or other document shall be construed as a reference to such agreement, instrument or other document as amended, novated, restated, supplemented, superseded, extended or otherwise modified from time to time (subject to any restrictions on such amendments, novations, restatements, supplements, supersessions, extensions or modifications set forth in any of the Loan Documents); (ii) any reference to any person shall be construed to include such person's successors, transferees and assigns; and (iii) references to Clauses and Schedules are references to clauses of, and schedules to, this Guaranty. (b) The headings in this Guaranty are for ease of reference only and shall not affect the interpretation of this Guaranty. 1.4 This Guaranty is made in the English language. For the avoidance of doubt, the English language version of this Guaranty shall prevail over any translation of this Guaranty. However, where a German translation of an English word or phrase appears in the text of this Guaranty, the German translation of such word or phrase shall prevail. Where a legal concept is described in English, the meaning or construction of such legal concept under any law other than the law of the Federal Republic of Germany by any relevant foreign court shall not apply to this Guaranty and in any event shall be ascribed the meaning or construction as applied by the law of the Federal Republic of Germany or a German court.

4 AVAYA Guaranty and Indemnity Agreement (#284400FRA) 2. GUARANTY AND INDEMNITY 2.1 Each Guarantor irrevocably and unconditionally jointly and severally (gesamtschuldnerisch): (a) guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to the Administrative Agent and, by way of a contract in favour of third parties (echter Vertrag zu Gunsten Dritter) in the meaning of Section 328 of the German Civil Code (Bürgerliches Gesetzbuch – "BGB"), to each of the other Secured Parties the payment of the Secured Obligations that have not been fully and irrevocably paid by a Borrower; the payment shall be due (fällig) within 3 (three) Business Days of a written demand by the Administrative Agent (on behalf of any Secured Party) stating the sum demanded from that Guarantor and that such sum forms part of the Secured Obligations and that has not been fully and irrevocably paid by a Borrower; and (b) undertakes vis-à-vis to the Administrative Agent and, by way of a contract in favour of third parties (echter Vertrag zu Gunsten Dritter) in the meaning of Section 328 of the German Civil Code (Bürgerliches Gesetzbuch – "BGB") to each of the other Secured Parties to indemnify (schadlos halten) that Secured Party against any cost, loss or liability suffered by that Secured Party if any obligation of a Borrower under or in connection with any Loan Document or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, in each case subject to the limitations set forth in Section 10.05 of the Credit Agreement. The amount of the cost, loss or liability shall be equal to the amount which that Secured Party would otherwise have been entitled to recover (Ersatz des positiven Interesses) and that claim shall be due (fällig) within (3) three Business Days of a written demand by that Secured Party (or the Administrative Agent on its behalf). For the avoidance of doubt this guarantee and indemnity does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and, in particular, receipt of such written demand shall not preclude any rights and/or defences the Guarantor may have with respect to any payment requested by a Secured Party (or the Administrative Agent on its behalf) under this guarantee and indemnity. 2.2 Continuing and independent guarantee and indemnity This guarantee and indemnity is independent and separate from the obligations of any Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part. The guarantee and indemnity shall extend to any additional obligations of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Loan Documents, including without

5 AVAYA Guaranty and Indemnity Agreement (#284400FRA) limitation any extension of or increase in any facility or the addition of a new facility under any Loan Document. 2.3 Reinstatement If any payment by a Loan Party or any discharge given by a Secured Party (whether in respect of the obligations of any Loan Party or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Loan Party shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Secured Party shall be entitled to recover the value or amount of that security or payment from each Loan Party, as if the payment, discharge, avoidance or reduction had not occurred. 2.4 Excluded defences (a) The obligations of each Guarantor under this Guaranty will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which would reduce, release or prejudice any of its obligations under this Guaranty, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of any Borrower. (b) The obligations of each Guarantor under this Guaranty are independent from any other security or guarantee which may have been or will be given to the Secured Parties. In particular, the obligations of each Guarantor under this Guaranty will not be affected by any of the following: (i) the release of, or any time (Stundung), waiver or consent granted to, any other Loan Party from or in respect of its obligations under or in connection with any Loan Document; (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Party or any other person or any failure to realise the full value of any security; (iii) any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Loan Party; or (iv) any unenforceability, illegality or invalidity of any obligation of any other Loan Party under any Loan Document. (c) For the avoidance of doubt nothing in this Guaranty shall preclude any defences that any Guarantor (in its capacity as Guarantor only) may

6 AVAYA Guaranty and Indemnity Agreement (#284400FRA) have against a Secured Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations. 2.5 Immediate recourse No Secured Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Guaranty . This applies irrespective of any provision of a Loan Document to the contrary. 2.6 Appropriations Until all Secured Obligations have been irrevocably discharged in full, subject to the provisions of the Credit Agreement, each Secured Party may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Guaranty . 2.7 Deferral of Guarantors' rights Until all Secured Obligations have been irrevocably discharged in full and unless the Administrative Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Guaranty: (a) to be indemnified by a Loan Party; (b) to claim any contribution from any other guarantor of any Loan Party's obligations under the Loan Documents; (c) to exercise any right of set-off against any Loan Party; and/or (d) to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Secured Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all Secured Obligations have been irrevocably discharged in full to be repaid or discharged in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Administrative Agent or as the Administrative Agent may direct for application in accordance with the Credit Agreement.

7 AVAYA Guaranty and Indemnity Agreement (#284400FRA) 2.8 Release of Guarantors' right of contribution 2.9 If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Loan Documents for the purposes permitted under the Loan Documents then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Loan Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Loan Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Loan Document or of any other security taken pursuant to, or in connection with, any Loan Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 2.10 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party. 3. REPRESENTATIONS Each Guarantor hereby guarantees (garantiert) to the Administrative Agent by way of an independent guarantee (selbstständiges Garantieversprechen) pursuant to § 311 para. 1 BGB that the following statements are accurate and complete as at the date hereof: 3.1 at the date hereof each of Guarantor 1 and Guarantor 2 is (i) validly existing and (ii) neither unable to pay its debts as and when they fall due (zahlungsunfähig), over-indebted (überschuldet) nor subject to imminent illiquidity (drohende Zahlungsunfähigkeit) (all within the meaning of §§ 17 to 19, inclusive, of the German Insolvency Act (Insolvenzordnung)) or any similar situation under any applicable law or subject to any insolvency proceedings (Insolvenzverfahren) or similar proceedings under any applicable law; and 3.2 it has the corporate power and authority to enter into this Guaranty, and all necessary authorisations to entitle the relevant Guarantor to enter into this Guaranty have been obtained and are in full force and effect. 4. UNDERTAKINGS During the term of this Guaranty, each Guarantor undertakes to the Administrative Agent to conduct all legal actions and to take all actions, at its own costs and expenses, that the Administrative Agent reasonably requests for the creation, perfection, maintenance, protection, continuance or enforcement of the Guaranty and any of the rights purported to be created hereunder.

5. COSTS, EXPENSES AND INDEMNITY

Sections 10.04 and 10.05 of the Credit Agreement shall apply accordingly as explicitly set out in this Guaranty.

6. NOTICES AND LANGUAGE

6.1 All notices, consents, and other communications hereunder shall be made in writing and shall be hand-delivered or sent by facsimile or courier to the following addresses, or to such other recipients or addresses as notified by the respective Party to the other Parties in writing no later than 5 (five) Business Days before any subsequent notices or communications will be sent to such Person:

to Guarantor 1:	**AVAYA GMBH & CO. KG**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to Guarantor 2:	**AVAYA DEUTSCHLAND GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to Guarantor 3:	**AVAYA VERWALTUNGS GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to Guarantor 4:	**AVAYA GERMANY GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH

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AVAYA Guaranty and Indemnity Agreement (#284400FRA)

to Guarantor 5:	**TENOVIS TELECOM FRANKFURT GMBH & CO KG**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
in each case with copy to:	**Adele Freedman**	
	Address:	c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 U.S.A.
	Michael Lee	
	Address:	ROPES & GRAY LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 U.S.A.
to the Administrative Agent:	**CITIBANK, N.A.**	
	Address:	390 Greenwich Street, 1st Floor
	Attention:	New York, NY 10013 Brendan Mackay
	Telephone:	(001) (212) 723-3752
	Telefax:	(001) (646) 291-3363

6.2 Proof of posting or dispatch of any notice or communication to any Guarantor shall be deemed (*widerlegbare Vermutung*) to be proof of receipt in the case of a letter, on the second Business Day in the country of receipt after posting and in the case of a fax transmission or cable on the Business Day in the country of receipt immediately following the date of its dispatch.

6.3 Any notice or other communication under or in connection with this Guaranty shall be in the English language or, if in any other language, accompanied by a translation into the English language. In the event of any conflict between the English language text and the text in the other language, the English language text shall prevail (including in case of translations into the English language).

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AVAYA Guaranty and Indemnity Agreement (#284400FRA)

10 AVAYA Guaranty and Indemnity Agreement (#284400FRA) 7. PARTIAL INVALIDITY; WAIVER 7.1 Invalidity 7.2 Without prejudice to any other provision hereof, if at any time any provision hereof is or becomes void (nichtig), invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any Party, this shall not, to the fullest extent permitted by mandatory, applicable law, render void, invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other Party and shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof. Such void, invalid, illegal or unenforceable provision shall be deemed replaced by such valid, legal and enforceable provision that comes as close as reasonably possible to the commercial intentions of the Parties. Should a gap (Regelungslücke) become evident in this Guaranty, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as reasonably possible to what the Parties would have intended in accordance with the purpose of this Guaranty had they considered the point at the time of conclusion of this Guaranty. § 139 BGB shall not at all apply. 7.3 Waiver No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law. 8. COUNTERPARTS AND CONCLUSION OF THIS GUARANTY 8.1 This Guaranty may be executed in any number of counterparts each of which when so executed shall constitute one and the same Guaranty. 8.2 This Guaranty may be concluded by an exchange of signed signature page(s), transmitted by way of fax, computer fax or attached as an electronic photocopy to an email. 8.3 If the Guaranty is to be concluded pursuant to Clause 8.2 (Counterparts and Conclusion of this Guaranty) above, each Party shall transmit its signed signature page(s) to Skadden, Arps, Slate, Meagher & Flom LLP, attention Dr. Jörg Hanke and Dr. Johannes Kremer by electronic mail to joerg.hanke@skadden.com and johannes.kremer@skadden.com (each a "Recipient"). The Recipient acting as an authorised receiving agent (Empfangsbote) will forward all received signature pages to all Parties by one of the means of communication referred to in Clause 8.2 (Counterparts and Conclusion of this Guaranty) above. The Guaranty shall be concluded as soon as all Parties to this Guaranty as of the date hereof have received signature pages of all other Parties (actually or in a form acknowledged by German case

11 AVAYA Guaranty and Indemnity Agreement (#284400FRA) law - Zugang). Promptly after receipt of all signature pages by the Parties, each party to this Guaranty shall confirm such receipt. 8.4 For the purposes of Clause 8.3 (Counterparts and Conclusion of this Guaranty) above, each Party authorises each Recipient by (counter)signing this Guaranty to receive on its behalf the signature page(s) from all other Parties as an authorised receiving agent (Empfangsbote). For the avoidance of doubt, no Recipient shall have further duties connected with its position as Recipient (in particular, but not limited to, no Recipient shall be under an obligation to examine the genuineness of the signatures or the authorisation of the signatories). 8.5 For purposes of proof and confirmation only, the Administrative Agent may request that one or several copies of this Guaranty shall be originally signed by the Parties. 9. AMENDMENTS Changes to and amendments of this Guaranty, including this Clause 9, must be made in writing by the Parties hereto. 10. ASSIGNS AND TRANSFEREES This Guaranty shall be binding upon the Parties and their respective successors in law. The Administrative Agent and each other Secured Party shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Guaranty to any third party in accordance with the Credit Agreement. None of the Guarantors shall be entitled to any such assignment or transfer other than pursuant to a transaction permitted by the Credit Agreement. 11. APPLICABLE LAW; JURISDICTION 11.1 Governing Law This Guaranty shall be governed by and construed in accordance with, the laws of the Federal Republic of Germany. 11.2 Jurisdiction The district court (Landgericht) in Frankfurt am Main shall, to the extent legally permissible, have exclusive jurisdiction for any and all disputes arising under or in connection with this Guaranty ; provided, however, that the Administrative Agent and each other Secured Party shall also be entitled to take action against any of the Guarantors in any other court of competent jurisdiction and that the taking of proceedings against any Guarantor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law. ***